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                                CALCULATION OF YIELD


       Base Period Return for the 7-day
         Period Ended August 31, 1991                          .000971507

       Average Yield:        .000971507 / 7 * 365        =          5.07%

                                         365/7
       Effective Yield:      [(1+.000971507)    ]-1      =          5.20%
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